Exhibit 99

Administrative Report of Protective Life Secured Trust 2005-3 (the "Trust")
for the Trust's
Inflation Protected InterNotesSM due 2012 (the "Notes")
CUSIP: 74367CCJ2

October 11, 2005

To the holders of the Notes:

AMACAR Pacific Corp., as Administrator for the Trust, hereby gives notice with respect to the Interest Payment Date of October 11, 2005, as follows:

1.     The amounts of principal, interest and premium received by the Indenture Trustee from Protective Life Insurance Company in respect of Funding Agreement No. GA 6055 (the "Funding Agreement") since the last Interest Payment Date are set forth below:
Interest:	$15,386.10
Principal:	0.00
Premium:	0.00

2.     The amounts of principal, interest and premium paid by the Indenture Trustee to the holders of the Notes since the last Interest Payment Date are set forth below:
Interest:	$15,386.04
Principal:	0.00
Premium:	0.00

3.     The aggregate stated principal amount, current interest rate and rating of the Funding Agreement are as set forth below:
Aggregate Stated Principal Amount:	$4,225,015.00
Current Interest Rate:	4.84%
Rating of the Funding Agreement :
Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.:	AA
Moody's Investors Service, Inc.:	Aa3

4.     The aggregate stated principal amount, current interest rate and rating of the Notes are as set forth below:
Aggregate Stated Principal Amount:	$4,225,000.00
Current Interest Rate:	4.84%
Rating of the Notes:
Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.:	AA
Moody's Investors Service, Inc.:	Aa3

AMACAR Pacific Corp., as Administrator of
Protective Life Secured Trust 2005-3

By: /s/ Evelyn Echevarria

Name: Evelyn Echevarria
Title:   Vice President